Calculation of Filing Fee Tables
S-3
Gold.com, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	3,370,787	$ 41.79	$ 140,865,188.73	0.0001381	$ 19,453.48
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 140,865,188.73		$ 19,453.48
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 19,453.48
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The Registrant is registering the resale by the Selling Stockholder named herein of an aggregate of 3,370,787 shares of common stock of the Registrant ("common stock") that were issued by the Registrant to the Selling Stockholder on February 9, 2026 and May 5, 2026. (2) Pursuant to Rule 416(a) under the Securities Act, the amount of common stock registered hereunder shall be deemed to include an indeterminate number of additional shares that may be issued by the Registrant to the Selling Stockholder as a result of any stock splits, stock dividends or other similar transactions. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of shares of common stock as reported on the New York Stock Exchange on May 13, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Gold.com, Inc.	S-3	333-295963	05/15/2026		$ 19,453.48	Equity	Common Stock	3,370,787	$ 140,865,188.00
Fee Offset Sources		Gold.com, Inc.	S-3	333-295963		05/15/2026						$ 19,453.48
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(4) On May 15, 2026, the Registrant inadvertently filed a registration statement registering the indicated shares of Common Stock tagged as an S-3 submission rather than an S-3ASR submission. That registration statement is being withdrawn, without having been declared effective and with no shares of Common Stock having been sold thereunder.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date